Exhibit 10.22

CONSTAR INTERNATIONAL INC.

NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

CONSTAR INTERNATIONAL INC.

NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

INTRODUCTION

Effective November 21, 2002, the Company adopted the Constar International Inc. 2002 Non-Employee Directors’ Stock Option Plan (the “Plan) for the benefit of its eligible Non-Employee Directors. In order that the Company may continue to attract high quality Non-Employee Directors and in order to increase the Company’s flexibility in the compensation of its Non-Employee Directors, the Company hereby amends and restates the Plan (including changing the Plan’s name) effective April 30, 2003, as follows.

1. Purpose of the Plan

The purpose of the Plan is to promote the interests of the Company by attracting and retaining valued Non-Employee Directors, and to motivate these individuals to exercise their best efforts on our behalf, and to encourage ownership of the Company’s stock by such directors.

2. Definitions

2.1 “Award” means a grant of Options or Restricted Stock under the Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change in Control” means:

(i) The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by or from the Company or any Subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

(ii) The occurrence after the effective date of the Plan of, a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

(iii) The occurrence after the effective date of the Plan of, (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iv) During any period of twenty-four (24) consecutive months commencing after the effective date of the Plan, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in paragraphs (i), (ii) or (iii) above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the committee designated by the Board to administer the Plan under Section 4.

2.6 “Common Stock” means the common stock of the Company, par value $.01 per share, or such other class or kind of shares or other securities resulting from the application of Section 8.

2.7 “Company” means Constar International Inc., a Delaware corporation, or any successor corporation.

2.8 “Disability” means a physical and/or mental condition incurred by a Participant which prevents such Participant from continuing to serve as a Non-Employee Director.

2.9 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any securities exchange, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee

2.10 “Holder” means a Non-Employee Director who receives an Award.

2.11 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.12 “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.13 “Non-Qualified Option” means an Option not intended to be an incentive stock option as defined in Section 422 of the Code.

2.14 “Option” means the right granted from time to time under Section 6 of the Plan to purchase Common Stock for a specified period of time at a stated price.

2.15 “Participant” means a Non-Employee Director who meets the eligibility criteria of Section 3.

2.16 “Plan” means the Constar International Inc. Non-Employee Directors’ Equity Incentive Plan (previously known as the Constar International Inc. 2002 Non-Employee Directors’ Stock Option Plan) herein set forth, as amended from time to time.

2.17 “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.18 “Restriction Period” means the period during which Restricted Stock is subject to forfeiture.

2.19 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Eligibility

All Non-Employee Directors are eligible to receive Awards.

4. Administration and Implementation of Plan

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining what types of Awards will be granted, in determining the times at which Awards will be granted, in determining the amount of the Restricted Stock and/or Options to be granted to each such Participant, in determining the terms and conditions of the Awards granted under the Plan and in determining the terms of the agreements to be entered into with Holders.

4.2 The Committee’s powers shall also include, but not be limited to, the power to grant Awards that are transferable by the Holder; and to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, on a Holder by Holder basis, (i) fully vest and/or accelerate the Restriction Period of any Awards, (ii) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the Restricted Stock price or Option exercise price, (iii) after having given the Holder a chance to exercise any outstanding Options, terminate any or all of the

Holder’s unexercised Options, or (iv) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final, binding and conclusive for all purposes and upon all Holders.

5. Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 8, the total number of shares of Common Stock available for Award under the Plan shall be 25,000 shares. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

5.2 Any shares issued by the Company through the assumption or substitution of outstanding awards from an acquired company shall not reduce the shares available under the Plan.

6. Options

Options give a Non-Employee Director the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options granted under the Plan will be Non-Qualified Stock Options and shall be subject to the following terms and conditions:

6.1 Option Grants: Options shall be evidenced by a written Option agreement. Such Option agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

6.2 Number of Options: The Committee may grant to any current Non-Employee Director an Option to purchase shares of Common Stock. The Committee in its sole discretion shall determine the number of Options, if any, granted under this Section.

6.3 Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

6.4 Term of Options: An Option agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than five years.

6.5 Payment of Option Price: An Option may be exercised only for a whole number of shares of Common Stock. The Committee shall establish the time and the manner in which an Option may be exercised. The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in full in cash, or, (ii) with the consent of the Committee, in whole or in part in Common Stock held by the Holder for at least six months valued at Fair Market Value on the date of exercise.

6.6 Termination: If a Participant terminates from his position as a Non-Employee Director for any reason, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, the Participant’s transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of 90 days from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter.

7. Restricted Stock

7.1 An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.2 Restricted Stock Grants: An Award of Restricted Stock shall be evidenced by a written Restricted Stock agreement. Such agreement shall conform to the requirements of the Plan and, additionally, may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable. Upon the Award of Restricted Stock to a Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

7.3 Amount of Restricted Stock: On the effective date of this amendment and restatement of the Plan, and thereafter annually on the first business day following the date of the Company’s annual meeting of shareholders, the Committee shall grant to each current Non-Employee Director an Award of 750 shares of Restricted Stock (1,000 shares of Restricted Stock in the case of a Non-Employee Director who is Chairman of the Board). However, the Committee in its sole discretion may determine that the performance of any or all Participants warrants a greater or lesser number of shares of Restricted Stock.

7.4 Restricted Stock Price: The Committee may require a cash payment from a Participant in an amount no greater than the aggregate Fair Market Value of the Common Stock awarded determined at the date of grant in exchange for the grant of an Award; or the Committee may make an award of Restricted Stock without the requirement of a cash payment.

7.5 Stockholder Rights: Unless otherwise determined by the Committee, during the Restriction Period the Participant shall have all of the rights of a stockholder including the right to vote the shares of Restricted Stock and receive dividends and other distributions, provided that distributions in the form of Common Stock shall be subject to the same restrictions as the underlying Restricted Stock.

7.6 Restrictions: The Restricted Stock Agreement shall specify the duration of the Restriction Period and the performance, service or other conditions (including termination of service on account of death, Disability or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period, the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative). The Committee may modify or accelerate the vesting and delivery of shares of Restricted Stock.

8. Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, or any change in the corporate structure of a Subsidiary, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder. The determinations and adjustments made by the Board pursuant to this Section 8 shall be conclusive.

9. Effective Date, Termination and Amendment

The Plan became effective on November 21, 2002, the date of the Company’s initial public offering. The Plan shall remain in full force and effect until the earlier of five years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in Section 8) the total number of shares available for issuance pursuant to the Plan; (ii) change the class of employees eligible to be Holders; or (iii) change the provisions of this Section 9. Termination of the Plan pursuant to this Section 9 shall not affect Awards outstanding under the Plan at the time of termination.

10. Transferability

Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

11. General Provisions

11.1 Nothing in the Plan nor any Award granted pursuant to the Plan shall be deemed to create any obligation on behalf of the Board to nominate any Participant for re-election to the Board by the Company’s shareholders.

11.2 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

11.3 The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 8, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise or base price for the shares underlying the Award. The Committee may amend Awards without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder’s consent is required to any such amendment.

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To record the amendment and restatement of the Plan, the Company has caused its authorized officers to affix its corporate name effective as of the day and year first written above.

CONSTAR INTERNATIONAL INC.

By:	/s/ James C. Cook